Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	April 3, 2020
Contact:	Anne-Marie Wright, Vice President, Corporate Communications
Phone:	(801) 208‑4167 e-mail: awright@merit.com Fax: (801) 253‑1688

MERIT MEDICAL PROVIDES HISTORICAL REVENUES

IN REVISED PRESENTATION FORMAT

*Core revenue is a non-GAAP financial measure. A reconciliation of core revenue to GAAP revenue is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today provided a revised presentation of its annual revenues under new product categories for the years ended December 31, 2019, 2018, and 2017, as well as quarterly revenues for the quarterly periods from March 31, 2018 to December 31, 2019. As discussed in its quarterly financial conference call held on February 24, 2020, Merit has revised the format for presentation of its revenues in new product categories. During that call, Merit outlined the revised format and indicated that it would provide historical information consistent with the revised format. The revised presentation format is shown below.

“The purpose of the revised presentation format is to provide users of our financial statements with revenue information in revised product categories that more closely reflect the focus of our business by call point and end market,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We believe this new format will more clearly reflect how we sell our products to our customers in each of our focused end markets and more adequately reflect the underlying commercial momentum in the business.”

Merit conducts its business through two operating segments: Cardiovascular (which includes Cardiac Intervention, Peripheral Intervention, Custom Procedural Solutions, and OEM) and Endoscopy. The revised presentation format discussed in this release does not change or replace Merit’s historical operating segments but rather provides revenue reporting under new categories for products within each operating segment. The diagram below illustrates the transition of Merit’s product categories from its historical presentation to its revised presentation:

Historical Presentation		Revised Presentation

Operating Segment	Product Categories	Operating Segment	Product Categories

Cardiovascular	-Stand-Alone Devices	Cardiovascular	-Peripheral Intervention
	-Cianna Medical		-Cardiac Intervention
	-Custom Kits and Procedure Trays		-Custom Procedural Solutions
	-Inflation Devices		-OEM
-Catheters
-Embolization Devices
-CRM/EP

Endoscopy	-Endoscopy Devices	Endoscopy	-Endoscopy Devices

Merit’s revenue under the new product categories for the years ended December 31, 2019, 2018, and 2017, respectively, was as follows (unaudited, in thousands):

	2019	2018	2017
Cardiovascular
Peripheral Intervention	$350,936	$276,113	$203,976
Cardiac Intervention	304,797	278,496	234,986
Custom Procedural Solutions	187,359	180,332	166,483
OEM	117,889	114,536	95,168
Total	960,981	849,477	700,613

Endoscopy
Endoscopy devices	33,871	33,276	27,239

Total	$994,852	$882,753	$727,852

Merit’s core* revenue (a non-GAAP financial measure) by product category for the years ended December 31, 2019, 2018, and 2017, respectively, was as follows (unaudited, in thousands):

	2019	2018	2017
Cardiovascular
Peripheral Intervention	$297,928	$225,568	$187,463
Cardiac Intervention	304,797	278,496	234,986
Custom Procedural Solutions	187,359	169,127	112,481
OEM	117,889	114,465	94,665
Total	907,973	787,656	629,595

Endoscopy
Endoscopy devices	32,776	28,533	27,239

Total	$940,749	$816,189	$656,834

Merit’s revenue by product category for the three-month periods ended March 31, June 30, September 30, and December 31, 2019, compared to the corresponding periods of 2018, was as follows (unaudited, in thousands):

	Three-Month Period Ended
2019	March 31	June 30	September 30	December 31
Cardiovascular
Peripheral Intervention	$84,633	$88,848	$84,265	$93,192
Cardiac Intervention	72,540	79,643	74,859	77,755
Custom Procedural Solutions	45,861	47,216	46,258	48,024
OEM	27,446	30,959	29,044	30,440
Total	230,480	246,666	234,426	249,411

Endoscopy
Endoscopy devices	7,869	8,866	8,623	8,511

Total	$238,349	$255,532	$243,049	$257,922

2018
Cardiovascular
Peripheral Intervention	$59,892	$69,283	$69,840	$77,099
Cardiac Intervention	65,419	72,749	68,681	71,647
Custom Procedural Solutions	45,754	44,918	44,098	45,562
OEM	24,790	29,437	29,531	30,778
Total	195,855	216,387	212,150	225,086

Endoscopy
Endoscopy devices	7,180	8,423	9,509	8,163

Total	$203,035	$224,810	$221,659	$233,249

Merit’s core* revenue (a non-GAAP financial measure) by product category for the three-month periods ended March 31, June 30, September 30, and December 31, 2019, compared to the corresponding periods of 2018, was as follows (unaudited, in thousands):

	Three-Month Period Ended
2019	March 31	June 30	September 30	December 31
Cardiovascular
Peripheral Intervention	$65,466	$75,589	$70,120	$86,753
Cardiac Intervention	72,540	79,643	74,859	77,755
Custom Procedural Solutions	45,861	47,216	46,258	48,024
OEM	27,446	30,959	29,044	30,440
Total	211,313	233,407	220,281	242,972

Endoscopy
Endoscopy devices	7,234	8,408	8,623	8,511

Total	$218,547	$241,815	$228,904	$251,483

2018
Cardiovascular
Peripheral Intervention	$52,839	$56,603	$57,519	$58,606
Cardiac Intervention	65,419	72,749	68,681	71,647
Custom Procedural Solutions	38,479	42,883	42,206	45,559
OEM	24,719	29,437	29,531	30,778
Total	181,456	201,672	197,937	206,590

Endoscopy
Endoscopy devices	6,944	6,774	7,626	7,189

Total	$188,400	$208,446	$205,563	$213,779

The following is a discussion of what management believes are the most significant drivers of fluctuations in the new product categories for the periods indicated:

Peripheral Intervention Revenue. Peripheral intervention revenue for the year ended December 31, 2019 was $350.9 million, up 27.1% compared to peripheral intervention revenue of $276.1 million for the year ended December 31, 2018. Core* peripheral intervention revenue for the year ended December 31, 2019 was up 7.9%  when compared to 2018 reported peripheral intervention revenue.  Peripheral intervention revenue for the year ended December 31, 2019 was favorably affected by sales of breast cancer localization products (from Merit’s acquisition of Cianna Medical, Inc. (“Cianna Medical”)), angiography products, drainage products (which includes sales from Merit’s acquisition of Becton, Dickinson and Company (“BD”) product lines), biopsy products (which includes sales of products acquired from BD), intervention products (which includes sales from Merit’s: acquisition of the ClariVein® products from Vascular Insights, LLC;  acquisition of Fibrovein Holdings Limited; acquisition of the assets of DirectACCESS Medical, LLC; and distribution agreement executed with QX Medical, LLC), delivery systems, and embolic products.

Peripheral intervention revenue for the year ended December 31, 2018 was $276.1 million, up 35.4% compared to peripheral intervention revenue of $204.0 million for the year ended December 31, 2017. Core* peripheral intervention revenue for the year ended December 31, 2018 was up 10.6%  when compared to 2017 reported peripheral intervention revenue.  Peripheral intervention revenue for the year ended December 31, 2018 was favorably affected by sales of: breast cancer localization products (from Merit’s acquisition of Cianna Medical), angiography products, drainage products (which includes sales of products acquired from BD), biopsy products (which includes sales of products acquired from BD and sales from Merit’s acquisition of the assets of Laurane Medical S.A.S.), and delivery systems.

Cardiac Intervention Revenue.  Cardiac intervention revenue and core* cardiac intervention revenue for the year ended December 31, 2019 were $304.8 million, up 9.4% compared to cardiac intervention revenue of $278.5 million for the year ended December 31, 2018.  Cardiac intervention revenue for the year ended December 31, 2019 was favorably affected by increased sales of  access, intervention, angiography, and cardiac rhythm management and electrophysiology (“CRM/EP”) products.

Cardiac intervention revenue and core* cardiac intervention revenue for the year ended December 31, 2018 were $278.5 million, up 18.5% compared to cardiac intervention revenue of $235.0 million for the year ended December 31, 2017.  Cardiac intervention revenue for the year ended December 31, 2018 was favorably affected by increased sales of access, intervention, angiography, CRM/EP,  and fluid management products.

Custom Procedural Solutions Revenue. Custom procedural solutions revenue and core* custom procedural solutions revenue for the year ended December 31, 2019 were approximately $187.4 million, up 3.9% compared to customer procedural solutions revenue of $180.3 million for the year ended December 31, 2018. Custom procedural solutions revenue for the year ended December 31, 2019 was favorably affected by sales of critical care products and kits.

Custom procedural solutions revenue for the year ended December 31, 2018 was $180.3 million, up 8.3% compared to custom procedural solutions revenue of $166.5 million for the year ended December 31, 2017.  Core* custom procedural solutions revenue for the year ended December 31, 2018 was up 1.6% when compared to 2017 reported custom procedural solutions revenue.  Custom procedural solutions revenue for the year ended December 31, 2018 was favorably affected by sales of  trays (including the impact of the acquisition of ITL Healthcare Pty Ltd.), critical care products, (including sales from the critical care division of Argon Medical Devices and sales of the DualCap® Disinfection and Protection System, a product acquired with the assets of Catheter Connections, Inc.), and kits.

OEM Revenue. OEM revenue and core* OEM revenue for the year ended December 31, 2019 was approximately $117.9 million, up 2.9% compared to OEM revenue of $114.5 million for the year ended December 31, 2018. OEM revenue for the year ended December 31, 2019 was favorably affected by sales of coatings and peripheral intervention products.

OEM revenue for the year ended December 31, 2018 was $114.5 million, up 20.4% compared to OEM revenue of $95.2 million for the year ended December 31, 2017.  Core* OEM revenue for the year ended December 31, 2018 was up 20.3% when compared to 2017 reported OEM revenue. OEM revenue for the year ended December 31, 2018 was favorably affected by sales of  coatings and cardiac intervention products.

Endoscopy Device Revenue. Endoscopy device revenue for the year ended December 31, 2019 was $33.9 million, up 1.8%, compared to endoscopy device revenue of $33.3 million for the year ended December 31, 2018. Core* endoscopy device revenue for the year ended December 31, 2019 was down (1.5)% when compared to 2018 reported endoscopy device revenue. Endoscopy device revenue for the year ended December 31, 2019 was favorably affected by increased sales of Merit’s EndoMAXX™ fully covered esophageal stent, Elation® balloon dilator, and AEROmini® fully covered esophageal stent, partially offset by decreased sales of other stents.

Endoscopy device revenue for the year ended December 31, 2018 was $33.3 million, up 22.2%, compared to endoscopy device revenue of $27.2 million for the year ended December 31, 2017.  Core* endoscopy device revenue for the year ended December 31, 2018 was up 4.8% when compared to 2017 reported endoscopy device revenue.  This increase was primarily related to sales of  products marketed under Merit’s distribution arrangement with NinePoint Medical, Inc. and EndoMAXX Esophageal Stents.

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Core Revenue is a Non-GAAP financial measure used in this release.

Merit’s management team uses non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Core Revenue

Merit’s core revenue is defined as GAAP revenue less revenue from certain acquisitions and strategic transactions. Merit’s core revenue excludes revenues attributable to (i) the acquisition of (1) the HeRO® Graft in February 2016 (excluded January 2017 only), (2) DFINE, Inc. in July 2016 (excluded through June 2017 only), (3) the assets of Catheter Connections, Inc. in January 2017 (excluded through January 2018 only), (4) the critical care division of Argon Medical Devices, Inc. in January 2017 (excluded through January 2018 only),  (5)  the assets of Osseon LLC in July 2017 (excluded through June 2018 only),  (6) the assets of Laurane Medical S.A.S. in August 2017 (excluded through July 2018 only)  (7) ITL Healthcare Pty. Ltd. in October 2017 (excluded through September 2018 only) (8) certain divested assets of BD in February 2018 (excluded through January 2019),  (9) the assets of DirectACCESS Medical, LLC in May 2018 (excluded through April 2019), (10) Cianna Medical in November 2018 (excluded through October 2019) (11) the assets of Vascular Insights, LLC in December 2018 (excluded through November 2019)  (12) Brightwater Medical, Inc. in June 2019, and (13) Fibrovein Holdings Limited in August 2019 and (ii) distribution arrangements executed with NinePoint Medical, Inc. in April 2018 (excluded through April 2019) and QXMedical, LLC in May 2018 (excluded through May 2019).

Reconciliation of GAAP Revenue to Core Revenue (Non-GAAP)

For the years ended December 31, 2019, 2018, and 2017, respectively

(Unaudited, in thousands except per share amounts)

2019	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue
Cardiovascular
Peripheral Intervention	$350,936	$53,008	$297,928
Cardiac Intervention	304,797	—	304,797
Custom Procedural Solutions	187,359	—	187,359
OEM	117,889	—	117,889
Total	960,981	53,008	907,973

Endoscopy
Endoscopy devices	33,871	1,095	32,776

Total	$994,852	$54,103	$940,749

2018	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue
Cardiovascular
Peripheral Intervention	$276,113	$50,545	$225,568
Cardiac Intervention	278,496	—	278,496
Custom Procedural Solutions	180,332	11,205	169,127
OEM	114,536	71	114,465
Total	849,477	61,821	787,656

Endoscopy
Endoscopy devices	33,276	4,743	28,533

Total	$882,753	$66,564	$816,189

2017	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue
Cardiovascular
Peripheral Intervention	$203,976	$16,513	$187,463
Cardiac Intervention	234,986	—	234,986
Custom Procedural Solutions	166,483	54,002	112,481
OEM	95,168	503	94,665
Total	700,613	71,018	629,595

Endoscopy
Endoscopy devices	27,239	—	27,239

Total	$727,852	$71,018	$656,834

Reconciliation of GAAP Revenue to Core Revenue (Non-GAAP)

For the three-month periods ended March 31, June 30, September 30, and December 31, 2019 and 2018, respectively

(Unaudited, in thousands)

	Three-Month Period Ended March 31, 2019			Three-Month Period Ended June 30, 2019
	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue
Cardiovascular
Peripheral Intervention	$84,633	$19,167	$65,466	$88,848	$13,259	$75,589
Cardiac Intervention	72,540	—	72,540	79,643	—	79,643
Custom Procedural Solutions	45,861	—	45,861	47,216	—	47,216
OEM	27,446	—	27,446	30,959	—	30,959
Total	230,480	19,167	211,313	246,666	13,259	233,407

Endoscopy
Endoscopy devices	7,869	635	7,234	8,866	458	8,408

Total	$238,349	$19,802	$218,547	$255,532	$13,717	$241,815

	Three-Month Period Ended September 30, 2019			Three-Month Period Ended December 31, 2019
	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue
Cardiovascular
Peripheral Intervention	$84,265	$14,145	$70,120	$93,192	$6,439	$86,753
Cardiac Intervention	74,859	—	74,859	77,755	—	77,755
Custom Procedural Solutions	46,258	—	46,258	48,024	—	48,024
OEM	29,044	—	29,044	30,440	—	30,440
Total	234,426	14,145	220,281	249,411	6,439	242,972

Endoscopy
Endoscopy devices	8,623	—	8,623	8,511	—	8,511

Total	$243,049	14,145	228,904	$257,922	$6,439	$251,483

	Three-Month Period Ended March 31, 2018			Three-Month Period Ended June 30, 2018
	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue
Cardiovascular
Peripheral Intervention	$59,892	$7,053	$52,839	$69,283	$12,680	$56,603
Cardiac Intervention	65,419	—	65,419	72,749	—	72,749
Custom Procedural Solutions	45,754	7,275	38,479	44,918	2,035	42,883
OEM	24,790	71	24,719	29,437	—	29,437
Total	195,855	14,399	181,456	216,387	14,715	201,672

Endoscopy
Endoscopy devices	7,180	236	6,944	8,423	1,649	6,774

Total	$203,035	$14,635	$188,400	$224,810	$16,364	$208,446

	Three-Month Period Ended September 30, 2018			Three-Month Period Ended December 31, 2018
	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue	GAAP Revenue	Revenue from Acquisitions (a)	Core Revenue
Cardiovascular
Peripheral Intervention	$69,840	$12,321	$57,519	$77,099	$18,493	$58,606
Cardiac Intervention	68,681	—	68,681	71,647	—	71,647
Custom Procedural Solutions	44,098	1,892	42,206	45,562	3	45,559
OEM	29,531	—	29,531	30,778	—	30,778
Total	212,150	14,213	197,937	225,086	18,496	206,590

Endoscopy
Endoscopy devices	9,509	1,883	7,626	8,163	974	7,189

Total	$221,659	$16,096	$205,563	$233,249	$19,470	$213,779

(a) Merit’s core revenue is defined as GAAP revenue less revenue from certain acquisitions and strategic transactions. Merit’s core revenue excludes revenues attributable to (i) the acquisition of (1) the HeRO® Graft in February 2016 (excluded January 2017 only), (2) DFINE, Inc. in July 2016 (excluded through June 2017 only), (3) the assets of Catheter Connections, Inc. in January 2017 (excluded through January 2018 only), (4) the critical care division of Argon Medical Devices, Inc. in January 2017 (excluded through January 2018 only), (5) the assets of Osseon LLC in July 2017 (excluded through June 2018 only), (6) the assets of Laurane Medical S.A.S. in August 2017 (excluded through July 2018 only) (7) ITL Healthcare Pty. Ltd. in October 2017 (excluded through September 2018 only) (8) certain divested assets of BD in February 2018 (excluded through January 2019), (9) the assets of DirectACCESS Medical, LLC in May 2018 (excluded through April 2019), (10) Cianna Medical in November 2018 (excluded through October 2019) (11) the assets of Vascular Insights, LLC in December 2018 (excluded through November 2019) (12) Brightwater Medical, Inc. in June 2019, and (13) Fibrovein Holdings Limited in August 2019 and (ii) distribution arrangements executed with NinePoint Medical, Inc. in April 2018 (excluded through April 2019) and QXMedical, LLC in May 2018 (excluded through May 2019).

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 6,400 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans and other financial information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or projections; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries, particularly changes resulting from the ongoing COVID-19 pandemic; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; actions of activist shareholders, including a potential proxy contest; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; termination or interruption of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; uncertainties relating to the LIBOR calculation method and the expected discontinuation of LIBOR; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit’s Annual Report on Form 10-K for the year ended December 31, 2019 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit and its subsidiaries in the United States and other jurisdictions. Solely for convenience, such trademarks and tradenames sometimes appear without any “™” or “®” symbol. However, failure to include such symbols is not intended to suggest, in any way, that Merit will not assert its rights or the rights of any applicable licensor, to these trademarks and tradenames.

# # #